Exhibit 10.1

______________________________________________________________________________

ASSET PURCHASE AGREEMENT
by and between

N3 NORTH AMERICA, LLC,
as “Purchaser”
and

RAINMAKER SYSTEMS, INC.,
as “Seller”

Dated October 15, 2014

______________________________________________________________________________

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TABLE OF CONTENTS
Article 1 . Purchase and Sale of Assets    1
Section 1.1Purchase and Sale of Purchased Assets.    1
Section 1.2Assumption of Certain Liabilities.    2
Section 1.3Excluded Liabilities.    2
Section 1.4Purchase Price.    3
Section 1.5Allocation of Purchase Price.    3
Section 1.6Adjustment to Cash Portion.    4
Section 1.7Seller-Approved Hiring Bonus Amounts.    4
Article 2 Escrow; Definitions    4
Section 2.1Escrow Account for Adjustments to Purchase Price.    4
Section 2.2Certain Definitions.    4
Article 3 Procedure for Closing    6
Section 3.1The Closing.    6
Section 3.2Deliveries at the Closing.    6
Article 4 Representations and Warranties of Seller    7
Section 4.1Organization and Qualification.    7
Section 4.2Subsidiaries and Joint Ventures.    8
Section 4.3Authority.    8
Section 4.4Execution and Delivery.    8
Section 4.5Title and Adequacy of the Purchased Assets.    8
Section 4.6Financial Statements.    8
Section 4.7Fixed Assets.    9
Section 4.8Intellectual Property Assets.    9
Section 4.9Compliance with Laws.    10
Section 4.10Environmental Matters.    10
Section 4.11Litigation.    10
Section 4.12Labor Matters.    11
Section 4.13Assumed Contracts.    11
Section 4.14Governmental Approval and Consents.    12
Section 4.15Taxes.    12
Section 4.16Brokers and Finders.    13
Section 4.17Correctness of Representations.    13
Article 5 Representations and Warranties of Purchaser    13
Section 5.1Organization and Qualification.    13
Section 5.2Authority.    14
Section 5.3Litigation.    14
Section 5.4Brokers and Finders.    14
Section 5.5Governmental Approval and Consents.    14
Section 5.6Adequacy of Capital.    14
Section 5.7Identified Employees.    14
Section 5.8Correctness of Representations.    14

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Article 6 Conditions Precedent to the Obligations of Purchaser    15
Section 6.1Representations True at Closing.    15
Section 6.2Compliance by Seller.    15
Section 6.3No Injunction, Etc.    15
Section 6.4Consents and Waivers.    15
Section 6.5Certificates.    15
Section 6.6Certified Resolutions.    15
Section 6.7Release of Certain Liens.    16
Section 6.8Accuracy of Representations, Warranties and Disclosure Schedule.    16
Section 6.9No Material Adverse Effect.    16
Section 6.10Instruments of Transfer.    16
Section 6.11Escrow Agreement.    16
Section 6.12Payoff on UNO Contract.    16
Article 7 Conditions Precedent to the Obligations of Seller    16
Section 7.1Accuracy of Representations and Warranties.    16
Section 7.2Compliance.    17
Section 7.3Good Standing Certificate.    17
Section 7.4Officers’ Certificate.    17
Section 7.5No Injunction, Etc.    17
Section 7.6Escrow Agreement.    17
Section 7.7Cash Portion of Purchase Price; Promissory Note; Instruments of Assumption.    17
Article 8 Post-Closing Matters    17
Section 8.1Employment of Employees.    18
Section 8.2Seller’s Benefit Plans.    18
Section 8.3Employee Files.    18
Section 8.4Assistance in Hiring.    18
Section 8.5Maintenance of Books and Records.    18
Section 8.6Payments Received.    19
Section 8.7UCC Matters.    19
Section 8.8License to Use Intellectual Property.    19
Article 9 Mutual Covenants    19
Section 9.1General.    19
Section 9.2Confidentiality.    19
Section 9.3Public Announcements.    20
Article 10 Indemnification    20
Section 10.1Agreement of Seller to Indemnify.    20
Section 10.2Agreement of Purchaser to Indemnify Seller.    21
Section 10.3Procedures for Indemnification.    22
Section 10.4Claim Procedures.    22
Section 10.5Defense of Third Party Claims.    23
Section 10.6Settlement of Third Party Claims.    23
Section 10.7Pending Claims.    24
Section 10.8Use of Escrow.    24
Section 10.9Right of Setoff.    24
Section 10.10Cooperation.    24
Section 10.11Sole Remedy.    24

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Article 11 Restrictive Covenants    24
Article 12 General    26
Section 12.1Survival of Representations, Warranties, Etc.    26
Section 12.2Notices.    26
Section 12.3Assignment.    27
Section 12.4No Benefit to Others.    27
Section 12.5Arbitration.    27
Section 12.6Headings, Gender, and “Person”.    27
Section 12.7Counterparts.    27
Section 12.8Integration of Agreement.    27
Section 12.9Time of Essence.    28
Section 12.10Governing Law.    28
Section 12.11Waiver of Jury Trial.    28
Section 12.12Severability.    28
Section 12.13Waivers.    28
Section 12.14Specific Enforcement.    28
Section 12.15Expenses.    29
Section 12.16Further Assurances.    29
Section 12.17Effect of Investigation.    29
Section 12.18Good Faith.    29
Section 12.19Waiver of Bulk Sales.    29

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TABLE OF EXHIBITS
Exhibit A    Form of Escrow Agreement
Exhibit B    Form of Promissory Note

DISCLOSURE SCHEDULE
Section 1.1(a)    Assumed Contracts
Section 1.1(b)    Fixed Assets
Section 1.1(c)    Intellectual Property Assets
Section 1.1(e)    Permits
Section 2.2    Permitted Encumbrances
Section 4.1    Organization and Qualification
Section 4.2    Subsidiaries and Joint Ventures
Section 4.4    Consents
Section 4.5    Title to Purchased Assets
Section 4.6    Financial Statements; Material Liabilities
Section 4.8    Intellectual Property Assets
Section 4.9    Compliance with Laws
Section 4.10    Environmental Matters
Section 4.11    Litigation
Section 4.12(a)    Labor Claims
Section 4.13(c)    Customers; Modifications to Assumed Contracts
Section 4.13(d)    Powers of Attorney
Section 4.13(f)    Assignment of Assumed Contracts
Section 4.14    Governmental Approvals and Consents
Section 4.15(c)    Taxes
Section 5.4    Broker Fees
Section 5.7    Identified Employees
Section 8.8    Retained Contracts

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CROSS REFERENCES TO DEFINED TERMS

Term    Page on Which Defined

3rd Installment    5
Affiliate    4
Agreement    4
Agreement Date    1
Assumed Contracts    1
Assumed Liabilities    2
Books and Records    2
Cash Portion    3
Closing    6
Closing Date    6
Customer    12
Damages    20
Debt    4
Disclosure Schedule    4
Effective Time    4
Environmental Claim    10
Environmental Laws    10
ERISA    4
Escrow Account    4
Escrow Agent    4
Escrow Agreement    4
Escrow Funds    4
Excluded Assets    4
Excluded Claims    23
Excluded Liabilities    2
Financial Statements    9
Fixed Assets    1
Floor    21
Fundamental Representations    5
GAAP    9
Hazardous Materials    10
Hired Employees    18
Hiring Bonus    5
Indemnification Claim    22
Indemnitee    22
Indemnitor    22
Information    19
Intellectual Property    1
Knowledge    5
Labor Claims    11
Liabilities    5
Liability    5
Material Adverse Effect    5
Offset Amount    5
Permits    2
Permitted Courts    28
Permitted Encumbrances    5

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Promissory Note    5
Proprietary Information    24
Purchase Price    3
Purchased Assets    2
Purchaser    1
Purchaser Type 1 Damages    20
Purchaser Type 2 Damages    20
Purchaser Type 3 Damages    20
Retained Contracts    19
Seller    1
Seller Plan    5
Seller Type 1 Damages    21
Seller Type 2 Damages    21
Seller Type 3 Damages    22
Seller-Approved Hiring Bonus Amount    5
Tax    6
Tax Representations    5
Tax Return    6
Taxes    6
Third Party Claim    23
Trade Secrets    6
Transaction Document    8
Transaction Documents    8

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ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT is made and entered into this 15th day of October, 2014 (the “Agreement Date”), by and between N3 NORTH AMERICA, LLC, a Georgia limited liability company (the “Purchaser”), and RAINMAKER SYSTEMS, INC. (the “Seller”), a Delaware corporation.
Background
Seller is engaged, among other things, in providing certain telesales, demand generation and lead generation services to customers of Seller. Purchaser desires to purchase certain assets of Seller and Seller desires to sell the same, all upon the terms and subject to the conditions set forth in this Agreement. The parties hereto desire to make this Agreement for the purpose of setting forth certain representations, warranties, covenants, and agreements in connection with the transactions contemplated by this Agreement.
Agreement
For and in consideration of the premises and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties agree:
Article 1. Purchase and Sale of Assets
Section 1.1    Purchase and Sale of Purchased Assets. In reliance upon the representations, warranties, covenants, and agreements contained in this Agreement and upon the terms and subject to the conditions of this Agreement, at the Closing, Seller will, in the manner specified in this Agreement, sell, convey, transfer, assign, and deliver to Purchaser, and Purchaser will purchase and acquire from Seller, free and clear of all liabilities (fixed or contingent) and obligations other than Assumed Liabilities and security interests, liens, claims, or encumbrances of any nature or kind whatsoever other than Permitted Encumbrances, all of the right, title, and interest of Seller in and to all of the assets set forth below:
(a)    All contracts and agreements listed in Section 1.1(a) of the Disclosure Schedule (individually, an “Assumed Contract” and collectively, the “Assumed Contracts”), together with the right to receive income in respect of such Assumed Contracts accruing from and after the Closing Date;
(b)    All equipment, furniture, fixtures, computer hardware, network equipment, servers, printers, supplies, tools, machinery, materials, and all other fixed assets and personal property, listed on Section 1.1(b) of the Disclosure Schedule, and all maintenance records and other documents relating thereto, and any and all assignable warranties of third parties with respect thereto (collectively, “Fixed Assets”);
(c)    All intellectual property and other intangible assets of Seller listed on Section 1.1(c) of the Disclosure Schedule (collectively the “Intellectual Property Assets”);
(d)    All data, databases, books, records (including any electronic records), documentation, correspondence, records of sales, files, and papers regarding the Purchased Assets; to the extent permitted under applicable law or regulation, all historical personnel records of the Hired Employees, including without limitation, employment applications, corrective action reports, disciplinary reports, notices of transfer, notices of rate changes, other similar documents, and any summaries of such documents regularly prepared by Seller; and all manuals and printed instructions of Seller relating to or describing the Purchased Assets (the “Books and Records”);
(e)    To the extent permitted under applicable law or regulation, all assignable licenses, permits, certificates, and governmental authorizations of Seller necessary for the performance of the Assumed Contracts by the Purchaser (the “Permits”), all as listed in Section 1.1(e) of the Disclosure Schedule; and
(f)    All causes of action, claims, and demands of Seller against third parties relating to the Purchased Assets (for the avoidance of doubt, excluding all causes of action, claims and demands of Seller arising under or in connection with this Agreement or the other Transaction Documents), except as to that portion of any such action, claim or demand (and the related rights of recovery or set-off) as pertains to damages sustained, expenses incurred and other losses, if any, suffered by Seller prior to the Closing.
All of the assets, rights, and properties of Seller described in this Section 1.1 to be purchased by Purchaser are hereinafter collectively referred to as the “Purchased Assets.”
Section 1.2    Assumption of Certain Liabilities. At the Closing, as additional consideration for the sale, conveyance, transfer, and delivery of the Purchased Assets, Purchaser shall assume, perform, discharge, and become obligated for, commencing and effective from and after the Closing Date (a) all of the executory obligations and liabilities of Seller arising from and after the Closing Date, pursuant to the Assumed Contracts, but excluding any obligations or liabilities arising from or relating to any breach or violation thereof, or a default thereunder, by Seller prior to Closing and (b) all liabilities relating to the Purchased Assets arising from and after the Closing Date (collectively, the “Assumed Liabilities”).
Section 1.3    Excluded Liabilities. PURCHASER SHALL NOT ASSUME OR BECOME LIABLE FOR ANY OBLIGATIONS, COMMITMENTS, OR LIABILITIES OF SELLER, WHETHER KNOWN OR UNKNOWN, ABSOLUTE, CONTINGENT, OR OTHERWISE, AND WHETHER OR NOT RELATED TO THE PURCHASED ASSETS, EXCEPT FOR THE ASSUMED LIABILITIES (the obligations and liabilities of Seller not assumed by Purchaser are hereinafter referred to as the “Excluded Liabilities”). The Excluded Liabilities include all obligations and Liabilities of Seller which are not Assumed Liabilities, including without limitation, the following:
(a)    Any Liability or obligation of Seller arising out of any Employee Benefit Plan maintained by Seller or to which Seller has made any contribution;
(b)    Trade accounts payable, bank debt, and any other Liability of Seller that is not an Assumed Liability;
(c)    Any losses, costs, expenses, damages, claims, demands, and judgments of every kind and nature (including the defenses thereof and reasonable attorneys’ and other professional fees) related to, arising out of, or in connection with Seller’s failure to comply with the Bulk Transfer Act or any similar statute as enacted in any jurisdiction, domestic or foreign;
(d)    Any Liability or obligation arising out of any breach by Seller of any Assumed Contract arising prior to the Closing Date;
(e)    Any Liability of Seller with respect to any claim or cause of action, made or asserted within eighteen (18) months of the Closing Date, to the extent arising:
(i)    out of or in connection with the operations of the Seller’s business prior to the Effective Time;
(ii)    in respect of any product sold or licensed, or any service provided, by Seller, prior to the Effective Time, including without limitation, any liability or obligation to the extent arising prior to the Effective Time (a) pursuant to any express or implied representation, warranty, agreement, or guarantee made by Seller or alleged to have been made by Seller, or (b) imposed or asserted to be imposed by operation of law, in connection with any service performed or product designed, manufactured, sold, licensed, or leased by or on behalf of Seller prior to the Effective Time, including without limitation, any claim related to any product delivered in connection with the performance of such service and any claims seeking to recover for consequential damage, lost revenue, or income and, including pursuant to any doctrine of product liability;
(iii)    with respect to a claim that the Intellectual Property Assets infringe the intellectual property rights of any third party (to the extent such claim does not relate to a modification or enhancement thereto or use thereof made by Purchaser, if such claim would not have existed but for such modification or enhancement or use);
(iv)    prior to the Effective Time, under common law or any federal, state, or local law, rule, or regulation relating to (a) consumer protection or privacy, (b) environmental protection or clean-up, (c) taxation, (d) intellectual property, or (e) employee health and safety;
(f)    Any Liabilities or obligations of Seller to the extent relating to the Excluded Assets; or
(g)    Any Liability or obligation, arising prior to or as a result of the Closing, to any employee, agent, or independent contractor of Seller, whether or not employed by Purchaser at or after the Closing.
Section 1.4    Purchase Price. The Purchased Assets are being assigned, transferred, conveyed and delivered by Seller to Purchaser as provided for herein in consideration of (a) $1,000,000 to be paid in cash on the Closing Date (the “Cash Portion”); (b) the Purchaser’s agreement to assume the Assumed Liabilities; (c) $492,220 payable in three installments as provided in the Promissory Note (collectively, the “Purchase Price”) and (d) the premises and mutual covenants of the parties as set forth in this Agreement and the other Transaction Documents. Pursuant to Section 2.1, $50,000 of the Cash Portion of the Purchase Price shall be paid to the Escrow Agent at Closing.
Section 1.5    Allocation of Purchase Price. Purchaser and Seller shall jointly prepare an allocation of the Purchase Price (including any cash equivalent or monetary value that may be designated or assigned to any non-monetary consideration) among the Purchased Assets in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder. Purchaser and Seller shall report, act and file all income tax returns (including IRS Form 8594 and any successor form) in all respects and for all purposes consistent with such allocation. Purchaser and Seller shall timely and properly prepare, execute, file, and deliver all such documents, forms, and other information as the other party may reasonably request in connection with the joint preparation of such allocation.
Section 1.6    Adjustment to Cash Portion. The Cash Portion shall be reduced dollar-for-dollar by all advances, prepayments, or deposits received by the Seller with respect to the Assumed Contracts. As of the date hereof, the total amount of all advances, prepayments, or deposits received by the Seller with respect to the Assumed Contracts is $0.
Section 1.7    Seller-Approved Hiring Bonus Amounts. The Cash Portion shall be reduced dollar-for-dollar by the aggregate dollar amount of all Seller-Approved Hiring Bonus Amounts.
Article 2     Escrow; Definitions
Section 2.1    Escrow Account for Adjustments to Purchase Price. At Closing, the parties shall establish an escrow account (the “Escrow Account”) with Krevolin & Horst, LLC (the “Escrow Agent”) for the purpose of providing a source for satisfaction of Indemnification Claims. The Escrow Account shall be funded by Purchaser at Closing with $50,000 (the “Escrow Funds”) of the Cash Portion. The Escrow Funds shall be released from the Escrow Account only upon compliance with the procedures set forth in the escrow agreement in substantially the form attached as Exhibit A hereto (the “Escrow Agreement”).
Section 2.2    Certain Definitions. The capitalized terms set forth below are used herein with the meanings thereafter ascribed.
“Affiliate” shall mean, as to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity.
“Agreement” means this Asset Purchase Agreement, including the Exhibits attached hereto and the Disclosure Schedule delivered to Purchaser pursuant to the Agreement, together with any amendments or modifications thereto.
“Debt” means: (a) all indebtedness for borrowed money, including without limitation obligations evidenced by bonds, debentures, notes, or other similar instruments; (b) all indebtedness of a third party that is guaranteed or in effect guaranteed through an agreement to purchase, contingent or otherwise; (c) all indebtedness created or arising under any conditional sale agreement or lease or other title retention agreement with respect to property acquired, even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession of such property; (d) all bankers’ acceptances and letters of credit; and (e) liabilities in respect of unfunded vested benefits under Seller Plans covered by Title IV of ERISA.
“Disclosure Schedule” means the Disclosure Schedule referred to in this Agreement. The Disclosure Schedule is an integral part of this Agreement and is expressly incorporated by reference herein.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Effective Time” means 12:00 a.m. on the Closing Date.
“Excluded Assets” means all of the assets of Seller which are not Purchased Assets.
“Fundamental Representations” means Section 4.1 (Organization and Qualification), Section 4.2 (Subsidiaries and Joint Ventures), Section 4.3 (Authority), Section 4.4 (Execution and Delivery), Section 4.5 (Purchased Assets), Section 4.15 (Taxes) (the “Tax Representations”), and Section 4.16 (Brokers and Finders).
“Hiring Bonus” means, with respect to each Hired Employee, the hiring or signing bonus paid by Purchaser to such Hired Employee as an inducement for such Hired Employee to accept employment with Purchaser.
“Knowledge” when used in phrases such as “to Seller’s Knowledge,” the “Knowledge of Seller” or terms or phrases of similar import means the actual knowledge, after reasonable inquiry, of Brad Peppard, Jim Hopkins, Christina Cherry, any other person holding the title of Chairman or Chief Executive Officer, or any of them, related to the subject matter at issue.
“Liability” or “Liabilities” means all Debt and all other liabilities or obligations of any kind or nature whatsoever, whether fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.
“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Seller, (b) the value of the Purchased Assets, (c) the ability of Seller to consummate the transactions contemplated hereby on a timely basis or (d) the validity or enforceability of any of the Transaction Documents.
“Offset Amount” means an amount of up to $100,000 of the 3rd Installment.
“Permitted Encumbrances” means the liens set forth on Section 2.2 of the Disclosure Schedule.
“Promissory Note” means the promissory note of even date herewith made by Purchaser to the order of Seller in the original principal amount of $492,220, payable in three installments as follows: (i) $92,220 due and payable on the date that is 60 days following the Closing Date, (ii) $200,000 due and payable on the date that is 120 days following the Closing Date, and (iii) $200,000 due and payable on the date that is 180 days following the Closing Date (the “3rd Installment”).
“Seller-Approved Hiring Bonus Amount” means the dollar amount of each Hiring Bonus paid to a Hired Employee that has been consented to by Seller in writing for purposes of Section 1.7 above. The Seller has approved $37,128.59 as the Seller-Approved Hiring Bonus Amount.
“Seller Plan” means (a) each “employee benefit plan” (as defined in Section 3(3) of ERISA), and (b) any other plan, program, arrangement, agreement, or policy, whether written or unwritten, which provides compensation or other benefits in excess of base salary or wages, including any nonqualified deferred compensation plan (as defined in Section 409A of the Internal Revenue Code and in any guidance issued thereunder), executive retirement plan, bonus or incentive plan, equity-based compensation plan, severance pay plan, paid leave policy, insurance plan, change-in-control plan or other fringe benefit plan which, in the case of each of clauses (a) and (b) above, is sponsored, maintained or contributed to by the Seller or an ERISA Affiliate, or under which the Seller or an ERISA Affiliate has, or could have, any Liability with respect to any current or former employee, officer, director or independent contractor.
“Tax” or “Taxes” means all United States federal, state, local or non-United States taxes, assessments, charges, duties, levies or other similar governmental charges of any nature, including all income, franchise, gross receipts, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, stamp duty reserve, license, payroll, withholding, ad valorem, value added, alternative minimum, environmental, customs, social security (or similar), unemployment, sick pay, disability, registration and other taxes, assessments, charges, duties, fees, levies or other similar governmental charges of any kind whatsoever, whether disputed or not, together with all estimated taxes, deficiency assessments, additions to tax, penalties and interest, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other person.
“Tax Return” means any return, report, statement, claim for refund, or form relating to Taxes (including elections, declarations, disclosures, schedules, attachments, amendments, and estimated and information Tax returns).
“Trade Secrets” means information which derives economic value, actual or potential, from not being generally known and not being readily ascertainable to other persons who can obtain economic value from its disclosure or use and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. Trade Secrets includes, without limitation, (i) any proprietary application, operating system, communication system, or other computer software (whether in source or object code) and the documentation related thereto, whether or not copyrighted, patented or patentable, related to or used in connection with the Purchased Assets; and (ii) information concerning the customers, services, pricing strategies, personnel assignments, and policies of Purchaser and Seller or any parent or subsidiary, or matters concerning the financial affairs and management of Purchaser or Seller or any of their Affiliates.
Article 3     Procedure for Closing
Section 3.1    The Closing. Subject to the satisfaction or appropriate waiver of all conditions precedent thereto, the closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the “Closing”) shall be held at (a) 10:00 o’clock a.m. Eastern Time at the offices of Krevolin & Horst, LLC, 1201 W. Peachtree St., Suite 3250, Atlanta, GA 30309 (a) on the first (1st) business day immediately following the date on which the last of the conditions precedent to the obligations of Purchaser set forth in Article 6 and the conditions precedent to the obligations of Seller set forth in Article 7 have been satisfied or waived, or (b) such other time, date and place as the parties to this Agreement may otherwise agree. The date the Closing actually occurs is hereinafter referred to as the “Closing Date”. The parties contemplate that the Closing will occur by the electronic exchange of signature pages via overnight courier, facsimile or portable document format (PDF) and wire transfer of the Cash Portion of the Purchase Price.
Section 3.2    Deliveries at the Closing.
(a)    At the Closing, Purchaser will deliver the following to Seller:
(i)    The Cash Portion (less the Escrow Funds which shall be deposited in the Escrow Account on such date in accordance with the Escrow Agreement) against delivery of the Purchased Assets. The Cash Portion (less the Escrow Funds) payable to Seller at Closing shall be paid by a wire transfer to an account designated in writing by Seller, and the Escrow Funds shall be paid by a wire transfer to the Escrow Account in accordance with the Escrow Agreement;
(ii)    the Promissory Note executed by Purchaser;
(iii)    The Escrow Agreement, executed by Purchaser;
(iv)    The certificate described in Section 7.4; and
(v)    Instruments of assumption as provided in Section 7.7 hereof.
(b)    At the Closing, Seller will deliver the following to the Purchaser:
(i)    The Escrow Agreement, executed by Seller;
(ii)    Instruments of transfer as provided in Section 6.10 hereof;
(iii)    Copies of any consents, authorizations, and approvals as provided in Section 6.4 hereof;
(iv)    Uniform Commercial Code searches as provided in Section 6.7 of this Agreement;
(v)    A certificate from the Chief Executive Officer of the Seller with respect to the matters described in Section 6.1, Section 6.2, Section 6.3, Section 6.4 and Section 6.9; and
(vi)    A certificate of the Secretary of the Seller dated the Closing Date with respect to the matters described in Section 6.6.
Article 4     Representations and Warranties of Seller
For the purpose of inducing Purchaser to purchase the Purchased Assets and assume the Assumed Liabilities, Seller represents and warrants to Purchaser that:
Section 4.1    Organization and Qualification. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all corporate power and authority to conduct its business and to own, lease, or operate its properties in the places where it conducts business and such properties are owned, leased, or operated. Seller is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions set forth in Section 4.1 of the Disclosure Schedule, which are all of the jurisdictions in which the nature of the property or assets owned by Seller or the nature of the operations or business conducted by Seller requires such qualification except where the failure to be so qualified could not reasonably be expected to have, in each instance, a Material Adverse Effect. Section 4.1 of the Disclosure Schedule contains the address (including city, county, state, or other jurisdiction and zip code) of each location where any of the Purchased Assets are located and each trade name under which Seller operates at each such address and any additional business and trade names under which Seller has operated at each such address in the five (5) years preceding the date of this Agreement.
Section 4.2    Subsidiaries and Joint Ventures. No shares of any corporation or any ownership or other investment interest, either of record, beneficially, or equitably, in any association, partnership, joint venture, or other legal entity which holds any assets or rights with respect to the Purchased Assets are owned or controlled by Seller other than those set forth in Section 4.2 of the Disclosure Schedule.
Section 4.3    Authority. Seller has the full corporate power and authority to enter into this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of each of this Agreement and the Escrow Agreement by Seller has been duly and validly authorized and approved by all necessary corporate action on the part of Seller, and each of this Agreement and the Escrow Agreement (the Agreement and the Escrow Agreement are hereinafter collectively referred to as the “Transaction Documents” and individually referred to as a “Transaction Document”) is the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and to the exercise of judicial discretion in accordance with general equitable principles. Neither the execution and delivery of any Transaction Document by Seller nor the consummation by Seller of the transactions contemplated thereby will: (a) violate Seller’s Certificate of Incorporation or Bylaws; (b) to Seller’s knowledge, violate any provisions of law or any order of any court or any governmental unit to which Seller is subject, or by which the Purchased Assets may be bound; (c)(i) conflict with, result in a breach of, or constitute a default under any material contract (including the Assumed Contracts), indenture, mortgage, lease, agreement, or other instrument to which Seller is a party or by which it or any of the Purchased Assets may be bound, (ii) result in the creation of any lien, charge, or encumbrance upon any of the Purchased Assets, or (iii) result in the acceleration of the maturity of any payment date of any of the Assumed Liabilities, or increase or adversely affect the obligations of Seller thereunder; (d) violate any material term or provision of, or result in a default, give rise to any right of termination, cancellation, or acceleration or cause the loss of any right or option under, any Assumed Contracts entered into by Seller the breach of which would have a Material Adverse Effect on Seller or upon the Purchased Assets upon the consummation of the transactions contemplated hereby; or (e) result in any encumbrance upon any of the Purchased Assets other than Permitted Encumbrances. No consent or approval of the stockholders of the Seller is necessary to enter into this Agreement and to consummate the transactions contemplated hereby.
Section 4.4    Execution and Delivery. Except as set forth in Section 4.4 of the Disclosure Schedule, no consent, approval, authorization, or action by any third party or any court, administrative agency, or other governmental authority is required in connection with the execution and delivery by Seller of any Transaction Document or the consummation by Seller of the transactions contemplated thereby, the absence of which could reasonably be expected to have a Material Adverse Effect.
Section 4.5    Title and Adequacy of the Purchased Assets. Except as listed on Section 4.5 of the Disclosure Schedule, Seller has good, merchantable title to the Purchased Assets, free of any liens and encumbrances, other than Permitted Encumbrances. Except as listed on Section 4.5 of the Disclosure Schedule, the Purchased Assets include all assets, rights, properties, and interests in properties and rights necessary for the performance of the Assumed Contracts by the Purchaser after the Effective Time in substantially the same manner as performed by the Seller prior to the Effective Time.
Section 4.6    Financial Statements. Attached to the Disclosure Schedule or publicly available on the EDGAR database of the Securities and Exchange Commission are true, correct, and complete copies of the unaudited balance sheet of Seller dated June 30, 2014, the unaudited income statement for the six months then ended, and the audited balance sheets of the Seller as of December 31, 2013, 2012, and 2011, and audited statements of income, cash flow, and stockholders equity for the periods then ended, together with the notes thereto (if any) (collectively, the “Financial Statements”). The Financial Statements (a) are in accordance with the books and records of Seller, (b) present fairly in all material respects the financial condition of Seller as of the respective dates indicated and the results of operations for such periods, (c) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved (except as otherwise noted thereon), and (d) reflect reserves for all liabilities and losses to the extent required under GAAP. Seller has no material liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent, or otherwise, and whether due or to become due) that are not reflected in the Financial Statements or in the notes thereto or described on Section 4.6 of the Disclosure Schedule. Seller has not received any advice or notification from its independent certified public accountants that Seller has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Financial Statements or the books and records of Seller, any properties, assets, liabilities, revenues, or expenses. The Financial Statements do not contain any items of special or nonrecurring income, or other income not earned in the ordinary course of business, except as set forth in the notes to the Financial Statements or on Section 4.6 of the Disclosure Schedule.
Section 4.7    Fixed Assets.
The Fixed Assets are adequate and usable and are all of the fixed assets that Seller present uses in connection with the Purchased Assets, and to Seller’s Knowledge none of such Fixed Assets is in need of material maintenance or repairs other than ordinary, routine, maintenance and repairs.
Section 4.8    Intellectual Property Assets.
(a)    The Intellectual Property Assets are all those necessary for the performance of the Assumed Contracts by the Purchaser after the Effective Time in substantially the same manner as performed by the Seller prior to the Effective Time. Seller is the sole and exclusive owner of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances or other adverse claims (including, without limitation, undisclosed distribution rights) other than Permitted Encumbrances, and has the right to use without payment to any third party all of the Intellectual Property Assets, other than in respect of the licenses listed in Section 4.8(a) of the Disclosure Schedule.
(b)    Except as disclosed on Section 4.8(b) of the Disclosure Schedule:
(i)    The consummation of the transactions contemplated hereby will not result in any loss or impairment of the Purchaser’s rights to own or use any Intellectual Property Assets.
(ii)    There are no outstanding, nor has Seller received written notice of, nor is there any basis to the Knowledge of Seller for, any claim, charge, action, suit, or preceding against Seller involving: (A) a challenge to the ownership of Seller of the Intellectual Property Assets owned by Seller; (B) a claim of unfair competition with respect to any intangible property right of any third person or entity; (C) infringement by the Intellectual Property Assets of any patent, trademark, trade name, copyright, trade secret, or other intellectual property right of any third party; (D) the improper use of the Trade Secrets, formulae, or intellectual property of others; or (E) a claim that any trademark, trade name, service mark, or logo in use or proposed for use by Seller is, or is likely to be, confused with a trademark, trade name, service mark, or logo of a third party.
(iii)    To Seller’s Knowledge, Seller has taken all reasonable precautions to protect its right, title, and interest in and to the Intellectual Property Assets, including without limitation, use of confidentiality and non-disclosure agreements prior to disclosure of Intellectual Property Assets, and such other measures as Seller determines are appropriate.
(iv)    Each person currently or formerly employed by Seller (including independent contractors, if any) that has or had access to confidential information of Seller relating to the Purchased Assets has executed a confidentiality and non-disclosure agreements that include without limitation appropriate work-for-hire provisions in favor of Seller. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of Seller and to Seller’s knowledge, such person, enforceable in accordance with their respective terms, except as enforceability may be limited by general equitable principles or the exercise of judicial discretion in accordance with such principles.
Section 4.9    Compliance with Laws. Except as set forth in Section 4.9 of the Disclosure Schedule, Seller is not subject to any judgment, order, writ, injunction, or decree that adversely affects, or might in the future reasonably be expected to adversely affect the Purchased Assets or the performance of the Assumed Contracts. Unless otherwise indicated in Section 4.9 of the Disclosure Schedule, the Seller is in compliance with all material federal, state, and local governmental laws, ordinances, rules, and regulations of authorities having jurisdiction over the Seller or the Purchased Assets, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 4.10    Environmental Matters. Except as set forth in Section 4.10 of the Disclosure Schedule, Seller is in compliance with Environmental Laws, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Seller has not received written notice of any Environmental Claim filed or threatened against Seller, nor is there any basis for such a claim known to Seller. Seller has not disposed of, emitted, discharged, handled, stored, transported, used, or released any Hazardous Materials (or arranged for any of the foregoing), or exposed any employee or other individual to any Hazardous Materials or condition so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws. To Seller’s Knowledge, there are no Hazardous Materials present in, on, or under any properties leased or used at any time (including both land and improvements thereon) by Seller. As used herein, “Environmental Claim” means any notice, claim, act, cause of action, or investigation by any Person alleging potential liability arising out of, based on, or resulting from the presence, or release into the environment, of any Hazardous Materials or any violation, or alleged violation, of any Environmental Law. “Environmental Laws” means all federal, state, local, and foreign laws and regulations relating to pollution or protection of the environment or the protection of human health. “Hazardous Materials” means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials (ACM), hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, any chemicals used or waste generated as a result of typical office and janitorial activities.
Section 4.11    Litigation. Except as listed and described on Section 4.11 of the Disclosure Schedule, there are no claims, charges, arbitrations, grievances, actions, suits, proceedings, or investigations pending or to the Knowledge of Seller threatened against, or affecting the Seller, or any of the Purchased Assets at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which involves the likelihood of any adverse judgment or liability, whether or not fully covered by insurance. Seller is not in default concerning any order, writ, injunction, or decree of any federal, state, municipal court, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Seller or the Purchased Assets.
Section 4.12    Labor Matters.
(a)    Seller is in compliance with all applicable federal and state laws and regulations concerning the employer-employee relationship and with all agreements relating to the employment of the Identified Employees, including applicable wage and hour laws, worker compensation statutes, unemployment laws, and social security laws, except, in each case, where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Seller is not aware that any of the Identified Employees in are unauthorized to work in the United States for Seller. Except as described in Section 4.12(a) of the Disclosure Schedule, there are no pending or, to Seller’s knowledge, threatened claims, investigations, charges, citations, hearings, consent decrees, or litigation concerning: wages, compensation, bonuses, commissions, awards, or payroll deductions; equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran’s status, marital status, disability, or any other recognized class, status, or attribute under any federal or state equal employment law prohibiting discrimination; representation petitions or unfair labor practices; grievances or arbitrations pursuant to current or expired collective bargaining agreements; workers’ compensation; wrongful termination, negligent hiring, invasion of privacy or defamation; or immigration (collectively, “Labor Claims”).
(b)    Seller is not liable for any unpaid wages, bonuses, or commissions (other than those not yet due) with respect to any Identified Employee or any tax, penalty, assessment, or forfeiture for failure to timely pay any of the foregoing.
(c)    Seller is not aware that any Identified Employee is obligated under any contract or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would conflict with the obligation of such Identified Employee to use best efforts to promote the interests of Seller. To the knowledge of Seller, no third party has claimed or has reason to claim that any Identified Employee has (i) violated or may be violating any of the terms or conditions of any employment, non-competition, or non-disclosure agreement between such Identified Employee and such third party, (ii) disclosed or may be disclosing, or utilized or may be utilizing, any trade secret or proprietary information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any of Seller’s present or former employees. To Seller’s Knowledge, no third party has requested information from Seller which reasonably suggests that such a claim might be contemplated.
Section 4.13    Assumed Contracts.
(a)    Section 1.1(a) of the Disclosure Schedule contains a true and correct list of all Assumed Contracts.
(b)    Each of the Assumed Contracts was entered into in the ordinary course of business on terms substantially consistent with Seller’s practice prior thereto, is in full force and effect, and there exists no breach or violation of or default by Seller under any of such Assumed Contracts nor, to the Knowledge of Seller, by any other party to such Assumed Contract or any event which, with notice or the lapse of time, or both, will create a breach or violation thereof or default thereunder by Seller or, to the Knowledge of Seller, by any other party to such Assumed Contract. To the Knowledge of Seller, there is no Assumed Contract that contains any contractual requirement with which there is a reasonable likelihood that Seller or, to Seller’s Knowledge, any other party thereto will be unable to comply. The continuation, validity, and effectiveness of each Assumed Contract will in no way be affected by the consummation of the transactions contemplated by this Agreement and the assignment of such Assumed Contract to Purchaser.
(c)    Section 4.13(c) of the Disclosure Schedule contains a true and correct list of all customers of Seller party to an Assumed Contract (each, a “Customer”). Except as set forth in Section 4.13(c) of the Disclosure Schedule, there exists no actual or, to the Knowledge of Seller, any threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Assumed Contract.
(d)    Except to its secured lenders set forth on Section 4.13(d) of the Disclosure Schedule, Seller has not granted any power of attorney affecting or with respect to any of its business, affairs, or assets, or any combination thereof, that remains outstanding.
(e)    A true, correct, and legible copy (and if oral, a description of material terms) of each Assumed Contract and all modifications, amendments, renewals, or extensions thereof has been provided to Purchaser prior to the Closing.
(f)    Except as set forth in Section 4.13(f) of the Disclosure Schedule, each of the Assumed Contracts may be assigned to Purchaser without the prior approval or consent of any other party. With respect to any Assumed Contract that may not be assigned to Purchaser without the prior approval or consent of any other party, such necessary approvals or consents have been, or will be, obtained on or prior to the Closing Date.
Section 4.14    Governmental Approval and Consents.
Other than any governmental approvals, authorizations, permits, and licenses necessary to conduct business in a specific jurisdiction, the Permits are all governmental approvals, authorizations, permits, and licenses required or necessary to perform the Assumed Contracts. Except as set forth in Section 4.14 of the Disclosure Schedule, no authorization, consent, approval, designation, or declaration by, or filing with, any public body, governmental authority, bureau, or agency is necessary or required as a condition to the validity of this Agreement, the transfer of such Permits and the Assumed Contracts and the consummation of the transactions contemplated hereby.
Section 4.15    Taxes.
(a)    Seller has timely filed (or there has been filed on its behalf) all Tax Returns required to be filed by Seller with the appropriate governmental authorities, or has obtained a valid extension with respect to the filing of such Tax Returns that has not expired. All such Tax Returns are true, correct, and complete in all material respects.
(b)    Seller has timely paid all Taxes payable by it (whether or not shown on its Tax Returns), except for Taxes being contested in good faith for which adequate reserves have been made. To the Seller’s knowledge, the provision for Taxes as shown on the face of the Reference Balance Sheet (rather than in any notes thereto) included in the Financial Statements is adequate for any unpaid Taxes of Seller due or accrued as of the date thereof, and to the Seller’s knowledge, the unpaid Taxes of Seller will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of Seller in filings its Tax Returns.
(c)    Except as set forth in Section 4.15(c) of the Disclosure Schedule, all Taxes Seller has been or is required to withhold or to collect for payment have been duly withheld and collected and have been paid over to the appropriate governmental entity. Neither Seller nor any of its Subsidiaries is nor ever has been a party to any Tax allocation or sharing agreement, nor does Seller have any potential liability for Taxes of any other person.
(d)    There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the Purchased Assets.
(e)    There is no liability for sales or transfer tax with respect to the Purchased Assets which accrues to Purchaser as a result of the transfer of the Purchased Assets to Purchaser or the consummation of the transactions contemplated hereby, except such taxes as will be paid by Seller pursuant to the terms hereof.
Section 4.16    Brokers and Finders.
Neither Seller nor any Affiliate has incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the transactions contemplated hereby.
Section 4.17    Correctness of Representations.
No representation or warranty of Seller in this Agreement or in any exhibit, certificate or Schedule attached hereto or furnished pursuant hereto contains, or on the Closing Date will contain, any untrue statement of fact or to Seller’s Knowledge omits, or on the Closing Date will omit, to state any fact necessary in order to make the statements contained therein not misleading, and all such representations and warranties shall be true and complete in all material respects on and as of the Closing Date as though made on that date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. True copies of all mortgages, indentures, notes, leases, agreements (including the Assumed Contracts), plans, contracts, and other instruments listed on or referred to in the Disclosure Schedule delivered or furnished to Purchaser pursuant to this Agreement have been delivered to Purchaser (or have been made available to Purchaser in the electronic data room).
Article 5     Representations and Warranties of Purchaser
Purchaser hereby represents and warrants the following:
Section 5.1    Organization and Qualification. Purchaser is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Georgia and has all limited liability company power and authority to conduct its business and to own, lease, or operate its properties in the places where such business is conducted and such properties are owned, leased, or operated. Prior to and as of the Closing, Purchaser will be duly qualified to do business and will be in good standing as a foreign corporation in each other jurisdiction where the failure to be so qualified would have a material adverse effect on the business or financial condition of Purchaser.
Section 5.2    Authority. Purchaser has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of each of the Transaction Documents by Purchaser has been duly and validly authorized and approved by all necessary action on the part of Purchaser, and each Transaction Document is the legal, valid, and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and by the exercise of judicial discretion in accordance with equitable principles. Neither the execution and delivery of any Transaction Document by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby or thereby will (a) violate Purchaser’s Certificate of Formation or Limited Liability Company Agreement, (b) violate any provisions of law or any order of any court or any governmental unit to which Purchaser is subject, or by which the Purchased Assets are bound, or (c) conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which Purchaser is a party or by which the Purchaser’s properties are bound.
Section 5.3    Litigation. There are no claims, charges, arbitrations, grievances, actions, suits, proceedings, or investigations pending or to the knowledge of Purchaser threatened against, or affecting Purchaser or the business, goodwill, or financial condition of Purchaser or which would prevent Purchaser from consummating the transactions contemplated by this Agreement at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign.
Section 5.4    Brokers and Finders. Neither Purchaser nor any Affiliate of Purchaser has incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the transactions contemplated by this Agreement other than as set forth on Section 5.4 of the Disclosure Schedule. Such fee will be paid by Purchaser.

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Section 5.5    Governmental Approval and Consents. No authorization, consent, approval, designation, or declaration by, or filing with, any public body, governmental authority, bureau, or agency is necessary or required in connection with the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated hereby.
Section 5.6    Adequacy of Capital. Purchaser has available funds to consummate the transactions contemplated by this Agreement, including, without limitation, payment of the Cash Portion of the Purchase Price, payment of each cash installment under the Promissory Note and assumption of the Assumed Liabilities.
Section 5.7    Identified Employees. Section 5.7 of the Disclosure Schedule contains a true and correct list of all Identified Employees.
Section 5.8    Correctness of Representations. No representation or warranty of Purchaser in this Agreement or in any exhibit, certificate, or schedule attached hereto or furnished pursuant hereto contains, or on the Closing Date will contain, any untrue statement of fact or omits or, on the Closing Date, will omit, to state any fact necessary in order to make the statements contained herein or therein not misleading, and all such statements, representations, warranties, exhibits, and certificates shall be true and complete on and as of the Closing Date as though made on that date.
Article 6     Conditions Precedent to the Obligations of Purchaser
The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions all or any of which may be waived in writing, in whole or in part, by Purchaser:
Section 6.1    Representations True at Closing. Each representation and warranty in Article 4 hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representation and warranty had been made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, and except that such representations and warranties may be untrue or incorrect as a result of actions or transactions expressly permitted by this Agreement or actions or transactions of Seller made with the prior written consent of Purchaser), and Seller shall have delivered to Purchaser a certificate, executed by an authorized officer of the Seller, dated the Closing Date to such effect.
Section 6.2    Compliance by Seller. Seller shall have duly performed in all material respects all of the covenants, agreements, acts, and undertakings to be performed by Seller on or prior to the Closing Date, and Seller shall have delivered to Purchaser a certificate, executed by an authorized officer of the Seller, dated the Closing Date to such effect.
Section 6.3    No Injunction, Etc. No action, proceeding, investigation, regulation, or legislation shall be pending or overtly threatened which seeks to enjoin, restrain, or prohibit consummation of the transactions contemplated hereby, or to obtain damages from Purchaser, in respect of the consummation of the transactions contemplated hereby, or which seeks to enjoin the operation of a substantial portion of the Purchased Assets, and Purchaser shall have received a certificate dated as of the Closing Date, executed by Seller to such effect.
Section 6.4    Consents and Waivers. Purchaser shall have received a true and correct copy of each consent and waiver (a) required for the assignment of the Assumed Contracts, Intellectual Property Assets, and other agreements that constitute the Purchased Assets, and (b) otherwise required for the execution of this Agreement, the consummation of the transactions contemplated hereby and the performance of the Assumed Contracts. All authorizations, orders, or approvals of any governmental commission, board, or other regulatory body, necessary for the consummation of the transactions contemplated hereby shall have been obtained, and Purchaser shall have received a certificate dated as of the Closing Date, executed by an authorized officer of the Seller to the foregoing effect, and Purchaser shall be satisfied with the terms, conditions, and restrictions, of and obligations under, each such consent, waiver, authorization, order, or approval.
Section 6.5    Certificates. Seller shall have delivered to Purchaser all such certificates, dated as of the Closing Date, as Purchaser shall reasonably request to evidence the fulfillment by Seller, or other satisfaction as of the Closing Date, of the terms and conditions of this Agreement.
Section 6.6    Certified Resolutions. Purchaser shall have received a certificate of the Secretary of Seller containing a true and correct copy of the resolutions duly adopted by the board of directors of Seller, approving and authorizing this Agreement and the consummation of the transactions contemplated hereby. The Secretary of Seller shall also certify that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.
Section 6.7    Release of Certain Liens. Purchaser shall have received Uniform Commercial Code searches (which searches shall be made or caused to be made by and at the expense of Seller) of filings made pursuant to Article 9 thereof in the Office of the Secretary of State of the State of Delaware, in form, scope, and substance reasonably satisfactory to Purchaser and its counsel, which searches shall reflect the release or termination of liens, claims, security interests, or encumbrances against any of the Purchased Assets disclosed thereby that are not Permitted Encumbrances, and to the extent any such release or termination is not reflected of record, Purchaser shall have received evidence reasonably satisfactory to it, that all such liens and encumbrances against the Purchased Assets other than Permitted Encumbrances have been released or terminated prior to or at the Closing.
Section 6.8    Accuracy of Representations, Warranties and Disclosure Schedule.Examination by Purchaser shall not have disclosed any material inaccuracy in the representations and warranties of Seller set forth in this Agreement or in the Disclosure Schedule delivered to Purchaser pursuant hereto.
Section 6.9    No Material Adverse Effect. Since July 15, 2014, there has been no event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the value of the Purchased Assets, (b) the ability of Seller to consummate the transactions contemplated hereby on a timely basis or (c) the validity or enforceability of any of the Transaction Documents, and Purchaser shall have received a certificate from an authorized officer of Seller to such effect.
Section 6.10    Instruments of Transfer. Seller shall have delivered to Purchaser such bills of sale, endorsements, assignments (including any Intellectual Property Assets assignments), licenses, and other good and sufficient instruments of conveyance and transfer and any other instruments deemed appropriate or necessary by Purchaser or its counsel all in form and substance reasonably satisfactory to Purchaser or its counsel to vest in Purchaser all of Seller’s rights, title, and interest in and to the Purchased Assets, free and clear of all liens, charges, encumbrances, pledges, or claims of any nature except for Permitted Encumbrances.
Section 6.11    Escrow Agreement. Purchaser shall have received a copy of the Escrow Agreement, executed by Seller and the Escrow Agent.
Section 6.12    Payoff on UNO Contract. Seller shall have provided evidence to Purchaser that it has paid all outstanding amounts on the Closing Date (or that such outstanding amounts shall be paid with the Cash Portion by Seller at Closing) owed to United Nearshore Operations (UNO) under and pursuant to that certain Subcontracting Agreement effective as of May 24, 2012, between United Nearshore Operations (UNO) and the Seller.
Article 7     Conditions Precedent to the Obligations of Seller
The obligations of Seller under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions (the fulfillment of any one of which may be waived in writing by the Seller):
Section 7.1    Accuracy of Representations and Warranties. The representations and warranties and statements of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representation and warranty had been made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, and except that such representations and warranties may be untrue or incorrect as a result of actions or transactions expressly permitted by this Agreement or actions or transactions of Purchaser made with the prior written consent of Seller), and Purchaser shall have delivered to Seller a certificate, executed by an authorized officer of the manager of the Purchaser, dated the Closing Date to such effect.
Section 7.2    Compliance. Purchaser shall have duly performed in all material respects all of the covenants, agreements, acts, and undertakings to be performed by Purchaser on or prior to the Closing Date, and Purchaser shall have delivered to Seller a certificate, executed by an authorized officer of the manager of the Purchaser, dated the Closing Date to such effect.
Section 7.3    Good Standing Certificate. Seller shall have received a certificate executed by the Secretary of State of Georgia dated within thirty (30) days prior to the Closing Date certifying that Purchaser is a limited liability company in good standing under the laws of the State of Georgia.
Section 7.4    Officers’ Certificate. Seller shall have received a certificate executed by the Secretary of the manager of Purchaser and attested to by the Chief Executive Officer of the manager of Purchaser, dated the Closing Date, reasonably satisfactory in form and substance to Seller and its counsel, certifying as to (a) the resolutions adopted by the Board of Managers of the manager of Purchaser approving the execution of this Agreement and the consummation of the transactions contemplated hereby; and (b) the incumbent officers of the manager of Purchaser and the authenticity of the signatures of each.
Section 7.5    No Injunction, Etc.
No action, proceeding, investigation, regulation, or legislation shall be pending or overtly threatened which seeks to enjoin, restrain, or prohibit consummation of the transactions contemplated hereby, or to obtain damages from Seller, in respect of the consummation of the transactions contemplated hereby.
Section 7.6    Escrow Agreement.
Seller shall have received a copy of the Escrow Agreement, executed by Seller and the Escrow Agent.
Section 7.7    Cash Portion of Purchase Price; Promissory Note; Instruments of Assumption.
Purchaser shall have delivered to Seller the Cash Portion of the Purchase Price in immediately available funds, less the Escrow Funds, the Promissory Note duly executed by Purchaser and an assumption agreement evidencing the assumption by Purchaser of the Assumed Liabilities and any other similar instruments deemed appropriate by Seller or its counsel all in form and substance reasonably satisfactory to Seller or its counsel.
Article 8     Post-Closing Matters
Section 8.1    Employment of Employees. On or prior to the Closing Date, Purchaser shall provide to Seller a list of the salaried and non-salaried employees of Seller to whom Purchaser will offer employment on or before the Closing Date (the “Identified Employees”). On or before the Closing Date, Purchaser shall offer employment to such Identified Employees. Identified Employees accepting Purchaser’s offer of employment are referred to as the “Hired Employees.” Seller shall be responsible for the payment of all accrued but unpaid wages, vacation pay, sick pay, holiday pay, and severance pay due to Hired Employees, up to the Effective Time or the earlier termination of employment. Seller shall be responsible for the payment of any amounts due to its employees (including the Hired Employees) pursuant to the Seller Plans as a result of the employment of the employees by Seller. Seller will be responsible for reporting and paying all employee-related costs and liabilities of Hired Employees accruing prior to the Closing Date. Purchaser shall become responsible for all costs and liabilities attributable to Hired Employees accruing as of the Effective Time on and after the Closing Date. Effective on the Closing Date, to the extent permitted under applicable law or regulation, Seller shall assign to Purchaser Seller’s rights under all employment, non-compete, confidentiality agreements pertaining to the Hired Employees.
Section 8.2    Seller’s Benefit Plans. Purchaser will assume no responsibility with regard to any Seller Plans. If applicable, Seller shall cause the Hired Employees to be fully vested in their account balances and accrued benefits as of the Closing Date under each Seller Plan that is a defined benefit or contribution plan and such account balances and accrued benefits shall be available for distribution to Hired Employees in accordance with the terms and provisions of such plans. Seller shall retain any and all liability under the Seller Plans, including but not limited to all liability for retiree medical expenses for Hired Employees retiring on or before the Closing Date and for all claims incurred by the Hired Employees or any of their covered dependents prior to the Closing Date under the Seller Plans that provide medical, disability, life insurance, and workers’ compensation benefits. For the purposes of this Section 8.2 a claim is deemed incurred when the services that are the subject of the claim are performed; in the case of life insurance, when death occurs; in the case of disability benefits, when the disability occurs; in the case of a hospital stay, when the employee or covered dependent first enters the hospital; and in the case of workers’ compensation, when the injury occurs. To the extent necessary, Seller may continue to communicate with the Hired Employees regarding their rights and entitlement to any benefits under the Seller Plans, subject to Purchaser’s prior approval, which shall not be unreasonably withheld or delayed.
Section 8.3    Employee Files. To the extent permitted under applicable law or regulation, prior to the Closing Date, Seller shall deliver to a designee of Purchaser all historical personnel records of each of the Hired Employees, including, but not limited to, employment agreements, confidentiality and noncompete agreements, employment applications, performance reviews, corrective action reports, disciplinary reports, notices of transfer, notices of rate changes, and other similar documents.
Section 8.4    Assistance in Hiring. Seller shall use its commercially reasonable efforts to assist Purchaser in recruiting the Identified Employees as new employees of Purchaser.
Section 8.5    Maintenance of Books and Records. Each of Seller and Purchaser shall preserve until the seventh anniversary of the Closing Date all books and records possessed or to be possessed by such party relating to any of the Purchased Assets or Assumed Liabilities. After the Closing Date, where there is a legitimate purpose, such party shall provide the other party hereto with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (a) the officers and executive employees of such party and (b) the books of account and records of such party, but, in each case, only to the extent relating to the Purchased Assets or Assumed Liabilities, and the other party and its representatives shall have the right to make copies of such books and records; provided however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and provided further, that to the extent such information constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representative will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its affiliates or its officers, directors, or representatives. Such records may nevertheless be destroyed by a party if such party sends to the other party written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless another party objects to the destruction in which case the party seeking to destroy the records shall deliver such records to the objecting party.
Section 8.6    Payments Received. Seller and Purchaser each agree that after the Closing they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other party, including without limitation, any insurance proceeds, and will account to the other for all such receipts. From and after the Closing, and to the extent accruing after the Effective Time, Purchaser shall have the right and authority to endorse without recourse the name of Seller on any check or any other evidences of indebtedness received by Purchaser on account of the Purchased Assets transferred to Purchaser hereunder.
Section 8.7    UCC Matters. From and after the Closing Date, Seller will promptly refer all inquiries with respect to ownership of the Purchased Assets to Purchaser.
Section 8.8    License to Use Intellectual Property. From and after the Closing Date, Purchaser grants to Seller a royalty free license and right to use the Intellectual Property Assets for the sole purpose of Seller’s performance of those customer contracts set forth on Section 8.8 of the Disclosure Schedule (as in effect on the Closing Date and not including any extensions or renewals thereof not contemplated therein, the “Retained Contracts”).
Article 9     Mutual Covenants
Section 9.1    General. Seller and Purchaser shall take all actions contemplated by this Agreement, and do all things reasonably necessary to effect the consummation of the transactions contemplated by this Agreement. Each party shall promptly notify the other party of any action, suit, or proceeding that shall be instituted or threatened against such party to restrain, prohibit, or otherwise challenge the legality of the transaction contemplated by this Agreement.
Section 9.2    Confidentiality. All documents and information (written and oral) furnished to the parties to this Agreement and their representatives or to which such parties and/or their representatives are given access (the “Information”) shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated by this Agreement and, upon termination of this Agreement for any reason without completion of the Closing, the party receiving Information shall return to the party which furnished such Information all documents or other materials containing, reflecting or referring to Information, shall keep confidential all Information, and shall not directly or indirectly use Information for any competitive purpose. The obligations under this Section 9.2 shall not apply to disclosures required by applicable law, or to any information which was already legally in the possession of the party receiving Information prior to the disclosure thereof by the party furnishing the Information; was then generally known to the public; became known to the public through no fault of the party receiving the Information; or was disclosed to the party receiving the Information by a third party not bound by an obligation of confidentiality. If the transactions contemplated by this Agreement are not consummated, then each of the parties to this Agreement agrees to keep confidential and shall not use for its own benefit any of the Information (unless in the public domain) obtained from any other party and shall promptly return to such other parties all schedules, documents or other written information (without retaining copies thereof) previously obtained from such other parties.
Section 9.3    Public Announcements. Seller and Purchaser will consult with each other before issuing any press releases or otherwise making any public statements or filings with governmental entities with respect to this Agreement or the transactions contemplated hereby and shall not issue any press releases or make any public statements or filings with governmental entities prior to such consultation and shall modify any portion thereof if the other party objects thereto, unless, in each case, the same may be required by applicable law, including any filing required to be submitted by Seller to the U.S. Securities and Exchange Commission in connection with the transactions contemplated hereby.
Article 10     Indemnification
For the purposes of this Article 10, “Damages” means any loss, liability, claim, damage (excluding punitive, consequential, or speculative damages), tax, diminution in value, obligation, penalty, fine, judgment, cost, and expense (including amounts paid in settlement, reasonable costs of investigation and defense, and reasonable attorneys’ fees suffered by an Indemnified Party), whether or not involving a Third Party Claim and as the same are incurred.
Section 10.1    Agreement of Seller to Indemnify.
(a)    Subject to the terms and conditions of this Article 10, effective upon the Closing Date the Seller agrees to indemnify, defend, and hold harmless Purchaser against, from, for, and to the extent of any and all Damages imposed upon or incurred by Purchaser resulting from, based upon, or arising out of:
(i)    the failure of any representation or warranty (other than a Fundamental Representation) made by Seller contained in this Agreement, the other Transaction Documents, or in any certificate furnished by Seller or its officers at Closing pursuant to the Transaction Documents, to be true and correct in all material respects as of the Closing Date (or as of a specified earlier date if any such representation or warranty expressly speaks only as of such earlier date) (“Purchaser Type 1 Damages”);
(ii)    the failure of any Fundamental Representation to be true and correct in all material respects as of the Closing Date (or as of a specified earlier date if any such representation or warranty expressly speaks only of such earlier date, and with respect to the Tax Representations, only to the extent Damages relate to the taxable period ending on or before the Closing Date) or a breach of any covenant or agreement of Seller made in this Agreement (“Purchaser Type 2 Damages”); or
(iii)    any Excluded Liability (“Purchaser Type 3 Damages”).
In the event Purchaser Type 1 Damages or Purchaser Type 2 Damages are also Purchaser Type 3 Damages, such Damages shall be treated as Purchaser Type 3 Damages for all purposes under Section 10.1.
(b)    Except as otherwise provided in this Section 10.1, the Seller shall not be required to indemnify Purchaser with respect to any Damages until the aggregate amount of Damages shall exceed $5,000 (the “Floor”); provided, however, if Damages in the aggregate exceed the Floor, the Seller shall indemnify Purchaser for the entire amount of such Damages on a “first dollar” basis. Notwithstanding any other provision of this Agreement, the maximum aggregate liability of Seller for indemnity payments under this Agreement at any time of determination shall be limited (i) with respect to Purchaser Type 1 Damages, to the Escrow Funds and the Offset Amount, and (ii) with respect to Purchaser Type 2 Damages and Purchaser Type 3 Damages, in the aggregate, to the Cash Portion and amounts paid to Seller under the Promissory Note. The maximum aggregate liability of Seller under this Section 10.1(b) shall not be applied to Damages resulting from Seller’s fraud or gross negligence.
(c)    The obligation of the Seller to indemnify Purchaser for:
(v)    Purchaser Type 1 Damages are subject to the condition that the Seller shall have received notice of the Damages for which indemnity is sought on or before the date that is 18 months following the Closing Date.
(vi)    Purchaser Type 2 Damages related to tax matters are subject to the condition that the Seller shall have received notice of the Damages for which indemnity is sought within ninety (90) days following the expiration of the statute of limitations of the federal tax return of Seller filed for the fiscal year ended the year in which the Closing Date occurs.
(vii)    Purchaser Type 2 Damages arising from matters other than tax matters and Purchaser Type 3 Damages are subject to the condition that the Seller shall have received notice of the Damages for which indemnity is sought on or before the third (3rd) anniversary of the Closing Date.
(d)    In all cases in which indemnification is sought by Purchaser, Purchaser hereby covenants and agrees to first seek compensation for indemnification from the Escrow Account (if available) and applicable insurance.
Section 10.2    Agreement of Purchaser to Indemnify Seller.
(c)    Subject to the terms and conditions of this Article 10, Purchaser agrees to indemnify, defend, and hold harmless Seller against, from, for and in respect of any and all Damages asserted against, relating to, imposed upon, or incurred by Seller by reason of, resulting from, based upon, or arising out of:
(i)    the failure of any representation or warranty made by Purchaser contained in this Agreement, any other Transaction Document, or in any certificate furnished by Purchaser or its officers at Closing pursuant to the Transaction Documents, to be true and correct in all material respects as of the Closing Date (or as of a specified earlier date if any such representation or warranty expressly speaks only as of such earlier date) (“Seller Type 1 Damages”);
(ii)    a breach of any covenant or agreement of Purchaser made in this Agreement or the performance of the Assumed Contracts or in any manner related to the Purchased Assets following the Closing (“Seller Type 2 Damages”); or
(iii)    a failure by Purchaser to assume and discharge the Assumed Liabilities (“Seller Type 3 Damages”).
In the event Seller Type 1 Damages or Seller Type 2 Damages are also Seller Type 3 Damages, such Damages shall be treated as Seller Type 3 Damages for all purposes under this Section 10.2.
(d)    Except as otherwise provided in this Section 10.2, Purchaser shall not be required to indemnify Seller with respect to Seller Type 1 Damages until the aggregate amount of Seller Type 1 Damages shall exceed the Floor; provided however, if such Damages in the aggregate exceed the Floor, Purchaser shall indemnify the Seller for the entire amount of such Damages on a “first dollar” basis. The Floor shall not be applied to Seller Type 2 Damages or Seller Type 3 Damages.
(e)    The obligation of the Purchaser to indemnify Seller for:
(i)    Seller Type 1 Damages are subject to the condition that the Purchaser shall have received notice of the Damages for which indemnity is sought on or before the date that is 18 months following the Closing Date.
(ii)    Seller Type 2 Damages and Seller Type 3 Damages are subject to the condition that the Purchaser shall have received notice of the Damages for which indemnity is sought on or before the third (3rd) anniversary of the Closing Date.
Section 10.3    Procedures for Indemnification. As used herein, the term “Indemnitor” means the party against whom indemnification hereunder is sought, and the term “Indemnitee” means the party seeking indemnification hereunder.
(a)    If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 10.5 hereof shall be observed by Indemnitee and Indemnitor.
(b)    If the Indemnification Claim involves any matter other than a Third Party Claim, the procedures set forth in Section 10.4 hereof shall be observed by Indemnitee and Indemnitor.
Section 10.4    Claim Procedures.
(a)    A claim for indemnification hereunder (“Indemnification Claim”) shall be made by Indemnitee by delivery of a written declaration to Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Damages.
(b)    The Indemnitor shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor and the Indemnification Claim shall be paid in accordance with Section 10.4(c) hereof. If an objection is timely interposed by the Indemnitor and the dispute is not resolved within forty-five (45) days from the date Indemnitee receives such objection, such dispute shall be resolved by arbitration in accordance with the provisions of Section 12.5, unless the Indemnification Claim (i) involves Intellectual Property Assets or (ii) injunctive relief is reasonably necessary to protect the interests of the Indemnitee (collectively the types of claims referred to in clauses (i) and (ii) are hereinafter referred to as the “Excluded Claims”), in which event, the dispute may be resolved by institution of an appropriate legal proceeding or by arbitration in accordance with the provisions of Section 12.5 at the option of the Indemnitee.
(c)    Upon determination of the amount of Damages required to be paid pursuant to an Indemnification Claim, whether by agreement between Indemnitor and Indemnitee or by an arbitration award, or by any other final adjudication, Indemnitor shall pay the amount of such Indemnification Claim, first, from the Escrow Funds until exhausted, second, if the 3rd Installment has not been paid, by set-off up to the Offset Amount against the 3rd Installment, and, third, by check within ten (10) days of the date such amount is determined.
Section 10.5    Defense of Third Party Claims. Should any claim be made, or suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) be instituted against Indemnitee by a third party (other than an Affiliate of an Indemnitee) which, if prosecuted successfully, would be a matter for which Indemnitee is entitled to indemnification under this Agreement (a “Third Party Claim”), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:
(a)    The Indemnitee shall give the Indemnitor written notice of any such Third Party Claim within twenty (20) days after receipt by the Indemnitee of notice thereof, and the Indemnitor will undertake the defense thereof by representatives of its own choosing reasonably acceptable to the Indemnitee and shall not be liable to the Indemnitee under this Section 10 for any fees of other counsel subsequently incurred by the Indemnitee in connection with the defense of the Third Party Claim. If, however, the Indemnitor fails or refuses to undertake the defense of such Third Party Claim within twenty (20) days after written notice of such Third Party Claim has been given to the Indemnitor by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise, and, subject to Section 10.6, settlement of such Third Party Claim with counsel of its own choosing. The Indemnitor shall have the right to participate in any defense assumed by the Indemnitee, at its sole cost and expense. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such Third Party Claim, make an Indemnification Claim as specified in Section 10.4(a), which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.
(b)    The Indemnitee and Indemnitor shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense to the Indemnitor, management employees of the Indemnitee as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witnesses in any proceeding relating to such claim.
Section 10.6    Settlement of Third Party Claims. No settlement of a Third Party Claim involving the asserted liability of Indemnitor under this Article 10 shall be made without the prior written consent of, or on behalf of, Indemnitor, which consent shall not be unreasonably withheld or delayed; provided however, that the Indemnified Party’s consent shall not be deemed to be unreasonably withheld or delayed if, and the Indemnitor may withhold its consent to, any settlement that does not include a full general release of all claims against the Indemnitor from all parties to the litigation. Consent shall be presumed in the case of settlements of $20,000 or less where the Indemnitor has not responded within ten (10) business days of notice of a proposed settlement.
Section 10.7    Pending Claims.
Purchaser shall be entitled to withhold from amounts otherwise due to or payable under the Escrow Agreement or up to the Offset Amount of the 3rd Installment the amount of any and all pending Indemnification Claims, provided that promptly after the amount of any pending Indemnification Claim is finally determined pursuant to Section 10.4(b) hereof, all amounts in excess of the amount for which Seller is liable to Purchaser for such Indemnification Claim hereunder (either by agreement of the parties or pursuant to an arbitration award) shall be paid to Seller promptly after the amount of the Indemnification Claim is finally determined.
Section 10.8    Use of Escrow.
Purchaser shall be entitled to seek payments otherwise due to Seller pursuant to the Escrow Agreement for satisfaction of an Indemnification Claim as finally determined, and covenants to first seek such payments (to the extent available) prior to pursing other remedies.
Section 10.9    Right of Setoff.
Upon written notice to Seller specifying in reasonable detail the basis therefor, subject to Section 10.8, Purchaser may set off any amount to which it may be entitled under this Article 10 against the Offset Amount otherwise payable under the Promissory Note. The exercise of such right of setoff by Purchaser in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Promissory Note or any instrument securing the Promissory Note.
Section 10.10    Cooperation.
Purchaser and Seller shall cooperate in the defense of any Third Party Claim, and shall permit participation of counsel selected by any such party, and, as may reasonably be related to any such claim or action, shall provide access for the counsel, accountants, and other representatives of such party during normal business hours to all relevant properties, personnel, books, tax records, contracts, commitments, and all other relevant business records of such other party, and will furnish to such other party (certified, if desired) copies of all such documents as may reasonably be requested, subject to such party’s reasonable confidentiality requirements.
Section 10.11    Sole Remedy.
Except with respect to matters as to which injunctive relief is being sought, and to the extent of such relief, the rights set forth in this Article X shall provide the sole and exclusive remedy for any and all Damages with respect to any inaccuracy in or breach of the representations or warranties or breach or nonperformance of any of the covenants or agreements made by any party in or pursuant to this Agreement; provided, however, that nothing herein shall prevent any party hereto from bringing an action based upon allegations of fraud, gross negligence or other intentional breach of this Agreement.
Article 11     Restrictive Covenants
(f)    Seller acknowledges and agrees that all confidential information, Trade Secrets, and know-how that are part of the Purchased Assets, and all physical embodiments thereof (collectively, “Proprietary Information”), will be acquired by Purchaser at the Closing and thereafter be the sole and exclusive property of Purchaser. From and after the date of this Agreement, Seller shall hold Proprietary Information in confidence for the benefit of Purchaser. From and after Closing, except as otherwise permitted under this Agreement, Seller shall not use or disclose Proprietary Information without the express written consent of Purchaser.
(g)    Seller covenants and agrees that for a period of five (5) years commencing on the Closing Date, neither Seller nor any Affiliate of Seller will directly or indirectly:
(i)    engage in the telesales, demand generation or lead generation services business, except to continue to perform the Retained Contracts;
(ii)    solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate, (A) any Customer or (B) United Nearshore Operations (UNO), in each case, with respect to the telesales, demand generation and lead generation services business; nor
(iii)    solicit, divert, or hire, or attempt to solicit, divert, or hire, any Hired Employee; provided, that nothing in this Section 11(b) shall prohibit Seller from hiring any Hired Employee that approaches Seller independently and without encouragement from Seller following the Closing Date.
(h)    Seller covenants and agrees that Purchaser by virtue of the consummation of the transactions contemplated by this Agreement will be obligated to perform the Assumed Contracts, and that great loss and irreparable damage would be suffered by Purchaser if Seller should breach or violate any of the terms or provisions of the covenants and agreements set forth in this Article 11.  Seller further acknowledges and agrees that each such covenant and agreement is reasonably necessary to protect and preserve unto Purchaser the benefit of its bargain in the acquisition of the Purchased Assets. Therefore, in addition to all the remedies provided in this Agreement, or available at law or in equity, Seller agrees that Purchaser shall be entitled to a temporary restraining order and a permanent injunction to prevent a breach or contemplated breach of any of the covenants or agreements of Seller contained in this Article 11. The existence of any claim, demand, action, or cause of action of Seller against Purchaser shall not constitute a defense to the enforcement by Purchaser of any of the covenants or agreements herein whether predicated upon this Agreement or otherwise, and shall not constitute a defense to the enforcement by Purchaser of any of its rights hereunder.
(i)    In the event that the provisions of this Article 11 should ever be deemed to exceed the limitation provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted.
(j)    In the event that any one or more of the provisions, or parts of any provisions, contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, the same shall not invalidate or otherwise affect any other provision hereof, and this Article 11 shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. Specifically, but without limiting the foregoing in any way, each of the covenants of the parties to this Agreement contained herein shall be deemed and shall be construed as a separate and independent covenant and should any part or provision of any of such covenants be held or declared invalid by any court of competent jurisdiction, such invalidity shall in no way render invalid or unenforceable any other part or provision thereof or any other covenant of the parties not held or declared invalid.
Article 12     General
Section 12.1    Survival of Representations, Warranties, Etc. All representations and warranties of the parties contained in this Agreement shall survive the Closing until the date that is 18 months after the Closing; provided, however, that Fundamental Representations other than the Tax Representations shall survive until the fifth (5th) anniversary of the Closing and the Tax Representations shall survive until ninety (90) days following the expiration of the applicable statute of limitations, including any extensions. Any representation or warranty that would otherwise terminate in accordance with this Section 12.1 will continue to survive if a notice of an Indemnification Claim shall have been given under Article 10 on or prior to such termination date until the related Indemnification Claim has been satisfied or otherwise resolved as provided in Article 10.
Section 12.2    Notices. Any notice, request, demand or other communication which is required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (1) if transmitted by telecopy, electronic telephone line facsimile transmission or other similar electronic or digital transmission method, when transmitted; (2) if sent by a nationally recognized next day delivery service that obtains a receipt on delivery, the day after it is sent; (3) if mailed, first class registered or certified United States mail, postage prepaid, five days after it is sent; and (4) in any other case, when actually received. In each case, notice shall be sent to:
If to Purchaser:
N3 North America, LLC
6120 Powers Ferry Road, Suite 300
Atlanta, GA 30339
Attn: Milton M. Castillo, CFO
Telephone: (770) 226-8110
Telecopier: (770) 226-8695
with a copy (which shall not constitute notice) to:
Krevolin & Horst, LLC
1201 W Peachtree St., NE
Suite 3250
Atlanta, GA 30309
Attention: Douglas P. Krevolin
Telephone: (404) 888-9575
Telecopier: (404) 888-9577
If to Seller:

Rainmaker Systems, Inc.
900 E. Hamilton Ave., Suite 400
Campbell, CA 95008
Attn: Jim Hopkins, Acting CEO
Telephone: (469) 446-0749
Telecopier: (408) 369-0910
with a copy (which shall not constitute notice) to:
Perkins Coie LLP
4 Embarcadero Center Suite 2400
San Francisco, CA 94115
Attn: David Dedyo
Telephone: (415) 344-7051
Telecopier: (415) 344-7251
or to such other address as a party may have specified in writing to the other parties using the procedures specified above in this Section 12.2.
Section 12.3    Assignment. Except as provided in this Section 12.3, this Agreement shall not be assignable by any of the parties hereto without the written consent of the other. Notwithstanding the foregoing, Purchaser may, without the prior consent of Seller, collaterally assign all or part of Purchaser’s rights and obligations under this Agreement to persons providing financing to Purchaser.
Section 12.4    No Benefit to Others. The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article 10 hereof, the other Indemnified Parties, and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons, or limiting any rights of any party hereto against any other person or entity.
Section 12.5    Arbitration. Any Indemnification Claim that is not an Excluded Claim shall, and an Excluded Claim may, be submitted to and settled by arbitration in the City of Atlanta, State of Georgia, and the parties specifically agree that the commercial arbitration rules then in effect of the American Arbitration Association and the provisions thereof shall apply to all such proceedings. Any award rendered shall be final and conclusive upon the parties, and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of its own experts and counsel’s fees, except that in the discretion of the arbitrator, any award may include the reasonable fees of a party’s counsel if the arbitrator expressly determines that the party against whom such award is entered has caused the dispute, controversy, or claim to be submitted to arbitration in bad faith.
Section 12.6    Headings, Gender, and “Person”. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a “person” herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.
Section 12.7    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument, and shall become effective when each of the parties has executed at least one of the counterparts even if all the parties have not executed the same counterpart.
Section 12.8    Integration of Agreement. This Agreement, the Promissory Note and the Escrow Agreement supersede all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented, or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge, or termination is sought.
Section 12.9    Time of Essence. Time is of the essence in this Agreement.
Section 12.10    Governing Law. This Agreement, the rights of the parties hereunder, and any disputes between the parties, shall be governed by, construed, and enforced in accordance with the laws of the State of Georgia, without regard to its conflicts of laws rules. The parties agree that any appropriate state court sitting in Fulton County, Georgia or any Federal Court sitting in the Northern District of Georgia (Atlanta Division) (collectively, the “Permitted Courts”), shall have non-exclusive jurisdiction of any dispute, case, or controversy in any way related to, arising under, or in connection with this Agreement, including extra-contractual claims, and shall be a proper forum in which to adjudicate such dispute, case, or controversy, and each party irrevocably: (a) consents to the jurisdiction of the Permitted Courts in such actions, (b) agrees not to plead or claim that such litigation brought in the Permitted Courts has been brought in an inconvenient forum, and (c) waives the right to object, with respect to such suit, action, or proceeding, that such court does not have jurisdiction over such party. In any suit, arbitration, mediation, or other proceeding to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party will be entitled to recover its costs, including reasonable attorneys’ fees, and all costs and fees incurred on appeal or in a bankruptcy or similar action.
Section 12.11    Waiver of Jury Trial. Each of the parties hereto hereby voluntarily and irrevocably waives trial by jury in any action or other proceeding brought in connection with this Agreement, any of the related agreements and documents, and any of the transactions contemplated hereby or thereby.
Section 12.12    Severability. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable. A court in its discretion may substitute for the deleted provision an enforceable provision which reasonably approximates the excluded provision.
Section 12.13    Waivers. No waiver of any breach or delay in enforcing the terms of this Agreement shall operate or be construed as a waiver of any subsequent breach. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein, therein and in any document delivered in connection herewith or therewith.
Section 12.14    Specific Enforcement. The parties agree and acknowledge that in the event of a breach by either of the parties of any material provision of this Agreement, damages at law will be an insufficient remedy to the other party. Accordingly, the parties agree that, in addition to any other remedies or rights that may be available to any of them, the parties shall also each be entitled, upon application to a court of competent jurisdiction, to seek temporary or permanent injunctions to compel specific performance of the obligations of the other party under this Agreement.
Section 12.15    Expenses. Each of the parties to this Agreement shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of its counsel and its certified public accountants and other advisors.
Section 12.16    Further Assurances. The parties to this Agreement will execute and deliver, or cause to be executed and delivered, such additional or further documents, agreements or instruments and shall cooperate with one another in all reasonable respects for the purpose of carrying out the transactions contemplated by this Agreement, all without additional consideration.
Section 12.17    Effect of Investigation. Any inspection, preparation, or compilation of information or Schedules, or audit of the inventories, properties, financial condition, or other matters relating to Seller conducted by or on behalf of Purchaser pursuant to this Agreement shall in no way limit, affect, or impair the ability of Purchaser to rely upon the representations, warranties, covenants, and agreements of Seller set forth herein. All statements contained in any certificate, Exhibit or Schedule delivered by or on behalf of Purchaser or Seller pursuant to this Agreement shall be deemed representations and warranties hereunder by Purchaser or Seller, as the case may be. Any disclosure made on one section of the Disclosure Schedule shall not be deemed made on any other section of the Disclosure Schedule, unless appropriate cross-referencing is made. The disclosure of matters constituting an Excluded Liability shall not impair Purchaser’s ability to assert an Indemnification Claim for an Excluded Liability.
Section 12.18    Good Faith. Purchaser covenants with Seller that it will act in good faith in all matters involving the rights of Seller, and shall not take any action, the sole purpose of which is to deprive Seller of the benefits to which they would otherwise be entitled under this Agreement.
Section 12.19    Waiver of Bulk Sales. Subject to its rights pursuant to Section 10.1, Purchaser hereby waives compliance by Seller with respect to any applicable bulk sale or similar laws of Georgia, California or any other state.
[Signatures begin on next page]

IN WITNESS WHEREOF, this Asset Purchase Agreement has been signed by an officer thereunto duly authorized and attested of each of the parties hereto, all on the date first above written.

N3 NORTH AMERICA, LLC

By: Seven Seas Business Ventures, LLC,
its sole manager
By: /s/ Jeffrey J. Laue
Jeffrey J. Laue, Chief Executive Officer
RAINMAKER SYSTEMS, INC.
By: /s/ James L. Hopkins
Jim Hopkins, Chairman and Chief Executive Officer

KH281132.DOC 16    -2-
LEGAL122726764.13

EXHIBIT A
TO
ASSET PURCHASE AGREEMENT
Escrow Agreement
Attached.

LEGAL122726764.13

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”), is made and entered into as of October ____, 2014, by and among N3 NORTH AMERICA, LLC, a Georgia limited liability company (hereinafter referred to as “Purchaser”), RAINMAKER SYSTEMS, INC., a Delaware corporation (hereinafter referred to as “Seller”), and KREVOLIN & HORST, LLC, a Georgia limited liability company (“Escrow Holder”; and, together with Seller and Purchaser, the “Parties” and individually a “Party”) with reference to the following facts:

WITNESSETH:

WHEREAS, pursuant to that certain Asset Purchase Agreement by and between Purchaser and Seller dated October __, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Asset Purchase Agreement”), Seller has agreed to convey to Purchaser and Purchaser has agreed to acquire from Seller, among other things, certain customer contracts described in the Asset Purchase Agreement; and

WHEREAS, pursuant to the Asset Purchase Agreement, Seller has agreed to deposit at Closing an amount equal to $50,000.00 with Escrow Holder for the purpose of providing a source of funds for satisfying the indemnification obligations of Seller under the Asset Purchase Agreement which are to be held, disbursed and invested by the Escrow Holder in accordance with this Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller and Purchaser, the parties hereby agree as follows:

AGREEMENT

1.Capitalized terms not defined herein shall have the meaning set forth in the Asset Purchase Agreement.

2.Seller has deposited with Escrow Holder in immediately available funds the sum of Fifty Thousand and No/100ths Dollars ($50,000.00). Said amount is herein called the “Deposit”.

3.The Deposit shall be held by Escrow Holder in a non-interest bearing account. Escrow Holder's only responsibility with respect to the Deposit shall be to disburse the Deposit in accordance with the terms of this Agreement, and Escrow Holder, its officers, directors, employees, attorneys, agents and affiliates shall not be liable for any loss, costs or damage, except for any loss or damage caused by Escrow Holder's willful misconduct, gross negligence or fraud. Purchaser and Seller shall indemnify and hold harmless Escrow Holder against all claims or demands arising out of and in connection with this Agreement and Escrow Holder's performance hereunder.

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4.The term of this Agreement shall commence at even date and shall terminate on the date of full disbursement and payment of the Deposit by Escrow Holder. Upon such termination, Escrow Holder, its officers, directors, employees, attorneys, agents and affiliates shall be discharged and released from all liability and responsibility hereunder except as may result from Escrow Holder's conduct as contemplated in Paragraph 3.

5.The Deposit shall be available for Purchaser to recover Damages for certain breaches of the Asset Purchase Agreement, as provided in Section 10.1 of the Asset Purchase Agreement. If Purchaser makes an Indemnification Claim, Purchaser shall provide written notice of such Indemnification Claim, together with the amount (if known, and if unknown, a reasonable estimate) and reasons for such Indemnification Claim, to Seller and Escrow Holder, and Purchaser shall specifically indicate in such notice that it is an “Indemnification Notice” furnished pursuant to this Paragraph 5; provided, however, that no such Indemnification Notice shall be effective unless it is received by each of Seller and the Escrow Holder (i) with respect to Purchaser Type 1 Damages, on or prior to the date that is 18 months following the Closing Date, (ii) with respect to Purchaser Type 2 Damages related to tax matters, within ninety (90) days following the expiration of the statute of the limitations of the federal tax return of Seller filed for the fiscal year ended the year in which the Closing Date occurs or (iii) with respect to Purchaser Type 2 Damages arising from matters other than tax matters and Purchaser Type 3 Damages, on or prior to the third (3rd) anniversary of the Closing Date (such date as applicable, the “Escrow Release Date”). Seller shall confirm receipt of the Indemnification Notice and the date of such receipt in writing to the Escrow Holder. Within thirty (30) days of Seller’s receipt of an Indemnification Notice, as evidenced by the confirmation of receipt delivered by Seller to the Escrow Holder, if Seller objects to the Indemnification Claim, in whole or in part, Seller shall transmit a written notice to Purchaser and the Escrow Holder indicating such disagreement (an “Indemnification Dispute Notice”). If Seller does not deliver an Indemnification Dispute Notice within such thirty (30) day period, then Escrow Holder shall, without further action from the Parties, make a cash payment to Purchaser from the Deposit in an amount equal to the amount of the Indemnification Claim. If Seller issues an Indemnification Dispute Notice, then the Parties shall use their commercially reasonable efforts to settle such dispute in a reasonably prompt manner in accordance with the provisions of Section 10.4 of the Asset Purchase Agreement. Upon any resolution of such dispute in favor of Purchaser, Seller and Purchaser shall provide promptly a joint written notice to the Escrow Holder directing the Escrow Holder to make a cash payment to Purchaser from the Deposit in an amount equal to the amount set forth in such joint written notice. Upon any resolution of such dispute in favor of Seller, Seller and Purchaser shall provide promptly a joint written notice to the Escrow Holder directing the Escrow Holder to continue to hold the remainder of the Deposit in escrow; provided however, that if such dispute is resolved after the Escrow Release Date, the Deposit shall be released as provided in Paragraph 7 below.

6.Promptly following the Escrow Release Date, Seller and Purchaser shall deliver joint written notice to the Escrow Holder requesting that Escrow Holder deliver to Seller an amount equal to (i) the Deposit, minus (ii) all amounts paid to Purchaser pursuant to Paragraph 5, and minus (iii) all amounts subject to unresolved Indemnification Claims made by Purchaser as of the Escrow Release Date (with respect to which the Escrow Holder has theretofore received written notice). If on the Escrow Release Date, any claims made pursuant to an Indemnification Notice delivered

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before the Escrow Release Date remain unresolved between Purchaser and Seller, then the Parties shall use their commercially reasonable efforts to settle such disputes in a reasonably prompt manner in accordance with the provisions of Section 10.4 of the Asset Purchase Agreement. Upon any resolution of any of such disputes in favor of Purchaser, Seller and Purchaser shall provide promptly a joint written notice to the Escrow Holder directing the Escrow Holder to make a cash payment to Purchaser out of the Deposit in an amount equal to the amount set forth in such joint written notice. Upon any resolution of any of such disputes in favor of Seller, Seller and Purchaser shall provide promptly a joint written notice to the Escrow Holder directing the Escrow Holder to make a cash payment to Seller out of the Deposit in an amount equal to the amount set forth in such joint written notice.

7.The Escrow Holder shall pay the Deposit to the Parties only: (i) in accordance with Paragraphs 5 and 6 hereof; or (ii) ten (10) business days after a copy of a court order or arbitration award has been delivered to the Escrow Holder with respect to any Indemnification Claims to the extent said court order or arbitration award contains instructions as to whom to disburse all or part of the remaining Deposit; provided, however, that the Escrow Holder shall have notified the parties hereto and provided them with copies of said court order or arbitration award at least five (5) business days before the Escrow Holder proposes to release all or part of the remaining Deposit pursuant to said court order or arbitration award. In no event shall the Escrow Holder be obligated under this Paragraph 7 to pay any amounts to Seller or Purchaser in excess of the Deposit.

8.In the event of a dispute between any of the parties hereto, Escrow Holder shall have the right to tender into the registry or custody of any court of competent jurisdiction sitting in Fulton County, Georgia, all money in its hands held under the terms of this Agreement, together with such legal pleading as is appropriate and thereupon be discharged.

9.It is understood and acknowledged by the parties hereto that the Escrow Holder represents Purchaser in connection with the Asset Purchase Agreement. It is further understood and acknowledged hereto that the Escrow Holder shall be entitled to continue to represent Purchaser in any matter, including, without limitation, any matter, claim or dispute with or involving Seller. To the extent that any conflict or potential conflict arises, each party hereto, individually and on behalf of such party’s successors and assigns, has waived any objection thereto. Each party has consulted with counsel, and, after discussion and advice from such counsel and with full knowledge of all relevant facts, each party consents to the Escrow Holder continuing to represent Purchaser in any matter, including, without limitation, any matter or dispute with Seller. This waiver of conflict extends to consent for the Escrow Holder to represent Purchaser in any action concerning the Asset Purchase Agreement or this Agreement.

10.All notices, consents, approvals and other communications which may be or are required to be given under this Agreement shall be properly given only if made in writing and sent by (a) hand delivery, or (b) certified mail, return receipt requested, or (c) a nationally recognized overnight delivery service (such as FedEx, UPS Next Day Air or Airborne Express), or (d) by email to the email address listed below, with all postage and delivery charges paid by the sender and addressed to the Purchaser, Seller and/or Escrow Holder, as applicable, as set forth below, or at such other address (or e-mail address) as each may request in writing. Such notices delivered by hand,

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by e-mail, or overnight delivery service shall be deemed received on the date of delivery and, if mailed, shall be deemed received upon the earlier of actual receipt or two days after mailing. Said notice addresses are as follows (and each party hereto shall have the right to designate changes to their respective notice addresses, effective five (5) days after the delivery of written notice thereof):

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If to Seller:	Rainmaker Systems, Inc. 900 E. Hamilton Ave., Suite 400 Campbell, CA 95008 Attn: Jim Hopkins, Acting CEO Telephone: (___) ________ Telecopier: (___) ________ Email: _________________
With a copy to:	Perkins Coie LLP 4 Embarcadero Center Suite 2400 San Francisco, CA 94115 Attn: David Dedyo Telephone: (415) 344-7051 Telecopier: (415) 344-7251 Email: DDedyo@perkinscoie.com
If to Purchaser:	N3 North America, LLC 6120 Powers Ferry Road, Suite 300 Atlanta, GA 30339 Attn: Milton M. Castillo, CFO Telephone: (770) 226-8110 Telecopier: (770) 226-8695 Email: milton.castillo@n3results.com
With a copy to:	Krevolin & Horst, LLC 1201 W Peachtree St., NE Suite 3250 Atlanta, GA 30309 Attention: Douglas P. Krevolin Telephone: (404) 888-9575 Telecopier: (404) 888-9577 Email: krevolin@khlawfirm.com
If to Escrow Holder:	Krevolin & Horst, LLC 1201 W Peachtree St., NE Suite 3250 Atlanta, GA 30309 Attention: Douglas P. Krevolin Telephone: (404) 888-9575 Telecopier: (404) 888-9577 Email: krevolin@khlawfirm.com

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11.The terms “Seller”, “Purchaser” and “Escrow Holder” shall mean and include the named parties and their respective successors and permitted assigns, and the terms and conditions hereof shall inure to the benefit of and be binding upon all of them. No party hereto may assign their respective rights or obligations hereunder to any other person or entity, however, without the express written consent of the other party.

12.This Agreement shall be governed by the Laws of the State of Georgia.

13.The prevailing party in any litigation arising with respect to this Agreement shall be entitled to an award of its reasonable attorneys' fees and expenses incurred in prosecuting or defending such action, it being intended by the parties that there be only one prevailing party in any litigation as determined by the court.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has duly signed this Escrow Agreement or caused such to be done, effective as of the date of this Escrow Agreement.

SELLER: RAINMAKER SYSTEMS, INC. By: James Hopkins, Chairman and Chief Executive Officer
PURCHASER: N3 NORTH AMERICA, LLC By: Seven Seas Business Ventures, LLC, its sole manager By: Jeffrey J. Laue, Chief Executive Officer
Escrow Holder: KREVOLIN & HORST, LLC, a Georgia limited liability company By: Douglas P. Krevolin, Member

KH294291.DOCX 2    1

EXHIBIT B
TO
ASSET PURCHASE AGREEMENT
Promissory Note

Attached.

Promissory Note
$492,220.00                                    October 15, 2014
FOR VALUE RECEIVED, N3 NORTH AMERICA, LLC, a Georgia limited liability company (“Maker”), promises to pay to Rainmaker Systems, Inc., a Delaware corporation (“Payee”), in lawful money of the United States of America, the principal sum of Four Hundred Ninety Two Thousand Two Hundred Twenty and 00/100 dollars ($492,220.00), together with all interest accrued on the unpaid principal balance at the Applicable Rate (as defined below), in the manner provided below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.
This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Asset Purchase Agreement, dated October 15, 2014, by and between Maker and Payee (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.
1. PAYMENTS
1.1 PRINCIPAL AND INTEREST
The principal amount of this Note shall be due and payable in three (3) installments as follows: (i) a first principal installment of $92,220 shall be due and payable on the date that is sixty (60) days following the Closing Date, (ii) a second principal installment of $200,000 shall be due and payable on the date that is one hundred twenty (120) days following the Closing Date, and (iii) a third principal installment of $200,000 (the “Third Installment”) shall be due and payable on the date that is one hundred eighty (180) days following the Closing Date. All accrued and unpaid interest on the unpaid principal balance of this Note shall be due and payable on each date on which principal is due under this Note.
“Applicable Rate” means the mid-term applicable federal rate for annual compounding as set by the Internal Revenue Service monthly for purposes of section 1274(d) of the Internal Revenue Code and as published in Table 1 of the applicable revenue ruling for the month in which the loans are made.

1.2 MANNER OF PAYMENT
All payments of principal and interest on this Note shall be made by certified or bank cashier's check at Payee’s offices at 900 East Hamilton Avenue, Suite 400, Campbell, California 95008, or at such other place in the United States of America as Payee shall designate to Maker in writing or by wire transfer of immediately available funds to an account designated by Payee in writing. If any payment of principal or interest on this Note is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. “Business Day” means any day other than a Saturday, Sunday or legal holiday in Atlanta, Georgia.
1.3 PREPAYMENT
Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity.
1.4 LIMITED RIGHT OF SETOFF
Maker shall have the right to withhold and set off against up to $100,000 of the Third Installment the amount of any claim for indemnification or payment of damages to which Maker may be entitled under the Agreement, as provided in Section 10.9 thereof.
2. DEFAULTS
2.1 EVENTS OF DEFAULT
The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder (“Event of Default”):
(a)    If Maker shall fail to pay when due any payment of principal or interest on this Note, provided, however, that the exercise by Maker in good faith of its right of setoff pursuant to Section 1.4 above, whether or not ultimately determined to be justified, shall not constitute an Event of Default.
(b)    If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.
(c)    If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case; (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties; or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed, vacated, discharged, stayed or bonded within 60 days.

2.2 NOTICE BY MAKER
Maker shall notify Payee in writing within five days after the occurrence of any Event of Default of which Maker acquires knowledge.
2.3 REMEDIES
Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance; provided, that if an event described in Section 2.1(b) or Section 2.1(c) above shall occur, the result which would otherwise occur only upon giving of notice by Payee to Maker as specified above shall occur automatically, without the giving of any such notice; and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.
3. MISCELLANEOUS
3.1 WAIVER
The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.
3.2 NOTICES
Any notice required or permitted to be given hereunder shall be given in accordance with Section 12.2 of the Agreement.
3.3 SEVERABILITY
If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
3.4 GOVERNING LAW
This Note will be governed by and construed under the laws of the State of Georgia without regard to conflicts-of-laws principles that would require the application of any other law.
3.5 PARTIES IN INTEREST
This Note will be binding in all respects upon Maker and inure to the benefit of Payee and its successors and assigns; provided, that this Note may not be assigned by either Maker or Payee without the written consent of the other.
3.6 SECTION HEADINGS; CONSTRUCTION
The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words “hereof' and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof, the words “including” or “includes” do limit the preceding words or terms and the word “or” is used in the inclusive sense.

[Signature page follows]

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.
N3 NORTH AMERICA, LLC
By: Seven Seas Business Ventures, LLC,
its sole manager
By: ________________________
Name: Jeffrey J. Laue
Title: Chief Executive Officer

Schedule 1.1(a)
Assumed Contracts
1)    Microsoft Master Outsourced Services Agreement, effective on February 22, 2013, between Microsoft Corporation and Rainmaker Systems, Inc., which superseded and replaced that certain Microsoft Microsoft Master Vendor Agreement dated February 26, 2010, between Microsoft Corporation and Rainmaker Systems, Inc.;
2)    Statement of Work effective on June 15, 2012, to the Microsoft Master Vendor Agreement dated February 26, 2010, between Microsoft Corporation and Rainmaker Systems, Inc.
3)    Subcontracting Agreement effective as of May 24, 2012, between United Nearshore Operations (UNO) and Rainmaker Systems, Inc.
4)    Interim Subcontracting Agreement effective as of August 22, 2014, between United Nearshore Operations (UNO) and Rainmaker Systems, Inc.

Schedule 1.1(b)

Fixed Assets

Schedule 1.1(c)
Intellectual Property
1)    Rainmaker BPM System;
2)    Rainmaker Business Intelligence Platform;
3)    Rainmaker BI Platform -- Standardized Quick Deployment Kit;
4)    Rainmaker Custom Campaign Requirements; and
5)    Rainmaker Client BI Portal/BI Platform.
6)    Rainmaker BI Platform Database and File System.

Schedule 1.1(e)
Permits
None.

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